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                                                                    EXHIBIT 99.1



                           HARMONIC TO ACQUIRE DIVICOM

      - Combination Creates Premier Provider of Open-Systems Solutions for Delivering Video, Voice and Data over Broadband Networks -

    SUNNYVALE, CALIF. - OCTOBER 27, 1999- Harmonic Inc. (Nasdaq: HLIT) today announced that it has entered into a definitive agreement to acquire the Divicom business of C-Cube Microsystems (Nasdaq: CUBE). This combination will position Harmonic as a leading supplier of open-systems solutions for delivering video, voice and data over a variety of network architectures.

    Based upon Harmonic's closing price of $64.875 on October 26, 1999, the value of the transaction would be approximately $1.7 billion. Under the terms of the agreement between Harmonic and C-Cube, the transaction will be structured as a tax-free exchange of stock. C-Cube shareholders will receive
    0.5427 shares of Harmonic stock for each share of C-Cube. Prior to closing, C-Cube will sell or spin out all of the assets and liabilities of its semiconductor division, after which Harmonic will acquire Divicom with a merger of C-Cube into Harmonic.

    "Harmonic and Divicom are leading providers of open broadband solutions in our respective market spaces," said Anthony Ley, Chairman, President and Chief Executive Officer of Harmonic. "We believe that the combination of our two companies is a major step forward for Harmonic, Divicom and our customers."

    "Divicom's strengths in digital video compression and our strengths in cutting-edge fiber optics is a logical and exciting combination," continued Ley. "Together, we can offer a more complete digital and optical solution for cable operators worldwide, as well as expand our penetration into telecommunications, satellite, wireless and other emerging markets for broadband communications."

    Divicom is a leading developer of high-quality standards-based MPEG-2 encoding products and systems, and has emerged as the leading provider of open solutions for digital video. Headquartered in Milpitas, Calif., Divicom has approximately 425 employees and had revenues of $133.8 million and operating income of $20.5 million for the nine months ended September 30, 1999.

    "We see this as an ideal union," said Tom Lookabaugh, Divicom President. "Both organizations are technological innovators with common corporate cultures and a shared vision of open solutions for digital broadband communications. We are looking forward to joining the Harmonic team."

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    COMBINATION ADVANCES HARMONIC'S BROADBAND SOLUTION STRATEGY

    With its METROLink(TM) DWDM system, scalable nodes, TRANsend(TM) platform for local digital gateway applications, and CyberStream(TM) system for delivering high-speed data over broadband networks, Harmonic's products enable a range of interactive services such as high-speed Internet access, telephony and video-on-demand.

    The move to combine forces with Divicom further advances Harmonic's strategic objective of providing flexible and efficient delivery of video, voice and data to a broad range of network operators.

    "We are joining forces with Divicom to provide a standards-based product portfolio. This combination will allow two premier broadband equipment providers to pool resources to further advance the promise of video, voice and data over cable, telco, satellite and wireless networks," said Ley. "Going forward, we will leverage each other's technical and market expertise to develop new products, technologies and open-system solutions required to implement evolving network architectures."

    In the near term, the combination increases Harmonic's role in the emergence of digital video services over cable, satellite, telco and wireless networks. Long term, the combination increases Harmonic's participation in video transmission over emerging IP networks.

    Divicom's worldwide customer base includes BellSouth, CCTV, Cablevision Systems, Canal+, DirecTV, EchoStar Communications, ExpressVu, GTE, LIN Television, MediaOne, NTL, Optus, Telefonica, Telenor, Telia, ONdigital, WGBH and US West.

    "By combining resources, we will further enhance the top-tier support our customers have come to expect," said Lookabaugh. "With our joint talent pool and synergistic product lines, we will offer network operators turn-key, high-quality encoding and transmission solutions."

    The merger is subject to the approval of the stockholders of each company, customary closing conditions, including applicable regulatory clearances, and the prior disposition of C-Cube's semiconductor business. The transaction will be accounted for as a purchase, and the resulting goodwill will be amortized over a period of approximately five years. Excluding goodwill charges, the combination is expected to be accretive to earnings per share in the first year. The closing is anticipated to take place in March 2000.

    ABOUT DIVICOM

    Divicom is a leading provider of open solutions for digital television. Products include audio/video encoding, data broadcast solutions, network management systems, consulting and integration services. Based on the MPEG-2, DVB and ATSC international standards, Divicom products enable digital video broadcasting over a variety of networks including satellite, wireless, fiber and cable. Divicom is a wholly-owned subsidiary of C-Cube (Nasdaq: CUBE), and is based in Milpitas, Calif. Divicom can be reached at +1.408.944.6700 or at www.divi.com.


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    ABOUT C-CUBE

    C-Cube is the industry leader in the development and delivery of highly integrated digital video silicon and systems solutions. C-Cube's Semiconductor Division delivers highly integrated digital video silicon and systems solutions for the communications and consumer electronics markets, including digital set-top boxes, VCD, and DVD. C-Cube's Divicom Division is a leader in the deployment of digital video networks. C-Cube is headquartered in Milpitas, Calif. with offices in North America, Europe, and Asia. Its stock is traded on the Nasdaq under the symbol CUBE. C-Cube can be reached at +1.408.490.8000 or www.c-cube.com.

    ABOUT HARMONIC INC.

    Harmonic designs, manufactures and markets digital and fiber optic systems that deliver video, voice and data over cable, satellite, telco and wireless networks. These advanced solutions enable cable television and other network operators to provide a range of interactive broadband services that include high-speed Internet access, telephony and video-on-demand.

    Harmonic is headquartered in Sunnyvale, Calif., where it also operates an R&D center and a manufacturing facility, and has a sales and support center in the U.K. The company also operates its Harmonic Data Systems subsidiary and an R&D center in Israel. In addition, the company maintains several sales and support centers worldwide. Harmonic is ISO 9001-certified and its stock is traded on the Nasdaq stock market under the symbol "HLIT." For more information, check the company's website at www.harmonicinc.com.

    This press release contains forward-looking statements, including, but not limited to, the anticipated closing date, the accounting and tax treatment of the transaction, and the potential benefits of the merger, including the expectation of offering a more complete digital and optical solution for cable operators and expanded penetration into other markets for broadband communications as well as other advancements to Harmonic's broadband solution strategy. These forward-looking statements involve a number of risks and uncertainties including, but not limited to, the failure of C-Cube to sell or spin out its semiconductor division, failure to obtain shareholder approval or regulatory consents, potential disruption of business arising from customer or employee uncertainty, the accounting and tax treatment of the merger transaction, the ability to successfully integrate the businesses of Harmonic and Divicom, and the failure to realize the potential benefits of the merger, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in the forward-looking statements as a result of the risk factors set forth in documents that Harmonic files with the SEC, specifically reports on Form 10-K and 10-Q.

                                       ###

EDITOR'S NOTE: PRODUCT AND COMPANY NAMES USED HERE ARE TRADEMARKS OR REGISTERED TRADEMARKS OF THEIR RESPECTIVE COMPANIES.


Contact:                              or
Harmonic Inc. Robin N. Dickson,           Harmonic Inc. Joyce Smaragdis,
Chief Financial Officer, 408/542-2500     Public Relations Manager, 408/542-2692